Electronic Game Card Inc Debuts on OTCBB

NEW YORK and LONDON, Dec. 5 /PRNewswire-FirstCall/ -- Electronic Game Card Inc, (OTC Bulletin Board: EGMI - News) developer of digital pocket gamecards, today announced that it has commenced trading on the OTCBB under the symbol EGMI. Electronic Game Card, Inc. has completed a reverse take-over of Scientific Energy, Inc.

Electronic Game Card Inc, and its operating company Electronic Game Card Ltd, have developed a proprietary interactive credit-card-sized gaming product and format that has multiple applications for the US and international lottery, charitable, and sales promotions items markets, including direct mail. Globally these markets amount in size to over $200 billion a year.


EGC distributes its products through distribution agreements with leading suppliers in each of its targeted markets. Since May 2003, EGC has had a distribution agreement with Scientific Games International, Inc. under which Scientific Games has five year exclusive rights to distribute EGC game cards to lotteries worldwide. Scientific Games International is a subsidiary of Scientific Games Corporation (NASDAQ: SGMS - News), one of the leading global suppliers to the $30 billion instant lottery industry. Likewise, in the sales promotion arena, EGC has an exclusive two year distribution deal with Clegg International of California one of the largest direct mail firms in the US.

    John Bentley, Chairman of EGC Inc, commented:

        "EGC's unique technology breakthrough offers an exciting new marketing medium for major players. We see several distinct global, multi billion dollar markets where we can optimize the contemporary entertainment appeal of our gamecard applications . Our public listing is an important step forward in our ability to deliver our products to the leading commercial prospects in our markets in the US and overseas."


The design of EGC's credit card sized games allows them to be programmed with multiple plays and wins for play over days or weeks. This offers greater flexibility of pricing and ROI to EGC's business customers, as well as greater play value for the consumer. In July the Las Vegas Hilton became the first to use an EGC "slots" styled pocket gamecard in a casino sales promotion. The launch date, utilizing EGC gamecards by a US state lottery operator, is to be announced shortly.


A more detailed description of the transaction, reorganized company, management biographicals, and financial statements for both companies is set-out in a contemporaneously filed Information Statement with the Securities and Exchange Commission at www.sec.gov. The Company anticipates filing, contemporaneously with this Press Release, an 8-K containing the foregoing information and which 8-K would be supplemented as soon as consolidated financials for the parent and subsidiary corporations are available.


About EGC


Electronic Game Card Inc, and its UK operating company Electronic Game Card Ltd, own the rights to a unique proprietary electronic credit card sized interactive pocket gaming product. Serving international customers on a business to business basis, EGC designs, customizes and fulfils applications of its product to meet the requirements of its customers on a cost efficient and secure basis. Patents for the EGC product are pending. For further details please see the EGC web site at www.egcltd.com



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Safe Harbor Statement


All forward-looking statements contained herein are deemed by the Company to be covered by and to qualify for the safe harbor protection provided by the private securities litigation reform act of 1995 (the "1995 act"). Shareholders and prospective shareholders should understand that several factors govern whether any forward-looking statement contained herein will be or can be achieved, any one of those factors could cause actual results to differ materially from those projected herein. These forward-looking statements include plans and objectives of management for future operation, including plans and objectives relating to the products and the future economic performance of the Company. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economy, competitive and market conditions, future business decisions, and the time and money required to successfully complete development projects, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on actual experience and business developments, the impact of which may cause the company to alter its marketing, capital expenditure plans or other budgets, which may in turn affect the company's results of operations in light of the significant uncertainties inherent in the forward-looking statement included herein, the inclusion of any such statement should not be regarded as a representation by the Company or any other person that the objective or plans of the Company will be achieved.